UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2015

GLOBAL EQUITY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54557	27-3986073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

X3 Jumeirah Bay, Office 3305, Jumeirah Lake Towers

Dubai, UAE

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: +971 (0) 42767576

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[  ]     Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 8, 2015, during the course of its audit of the financial statements of Global Equity International, Inc. (“Company”) for the fiscal year ended December 31, 2014, the Company’s independent accountant, De Joya Griffith, advised the Company that action should be taken and disclosure should be made to prevent future reliance on completed interim reviews related to previously issued financial statements (e.g., Form 10-Qs for the fiscal quarters ended March 31, June 30 and September 30, 2014), for the following reasons:

An analysis of convertible notes for assessing derivative liability, interest expense, prepaid, certain fixed assets and revenue policy was conducted and it was determined that significant adjustments were required to be made at each quarter ended March 31, June 30 and September 30, 2014.

The Company has provided a copy of this Amendment No. 1 to Form 8-K Current Report to De Joya Griffith. We have also asked De Joya Griffith to furnish to the Company as promptly as possible a letter addressed to the Commission stating whether the independent accountant agrees with the statements made by the Company in this amended Current Report on Form 8-K, and, if not, stating the respects in which it does not agree.

The Company has received the letter from De Joya Griffith, a copy of which letter is attached hereto as Exhibit 7.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description of Exhibits

7	Letter, dated April 22, 2015, from De Joya Griffith to the Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2015

GLOBAL EQUITY INTERNATIONAL, INC.

By:	/s/ Enzo Taddei
Enzo Taddei
Chief Financial Officer